UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2014

AXIS CAPITAL HOLDINGS LIMITED
(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road
Pembroke, Bermuda HM 08
(Address of principal executive offices, including zip code)

(441) 496-2600
(Registrant's telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On February 20, 2014, the Compensation Committee of the Board of Directors of AXIS Capital Holdings Limited (the “Company”) approved the AXIS Capital Holdings Limited 2014 Executive Annual Incentive Plan (the "2014 Incentive Plan"). The adoption of the 2014 Incentive Plan reflects the Company's continued commitment to a pay for performance philosophy with compensation more clearly linked to Company, Business Unit and individual performance.
In 2013, with the adoption of the 2013 Executive Annual Incentive Plan, the Committee introduced a more formulaic method of calculating bonus payouts which included assigned weightings for Company financial and non-financial metrics. With the adoption of the 2014 Incentive Plan, the Committee has now introduced a Business Unit financial metric.
Under the terms of the 2014 Incentive Plan, the determination of a participant's actual award is based on financial and non-financial metrics, weighted based on the participant's job function as follows:

(i)	for the Chief Executive Officer, the Company financial metric is weighted at 85% and the non-financial metric is weighted at 15%;

(ii)	for Business Unit CEOs, the Company financial metric is weighted at 50%, the Business Unit metric is weighted at 25% and the non-financial metric is weighted at 25%; and

(iii)	for corporate function leaders and other eligible executives, the Company financial metric is weighted at 75% and the non-financial metric is weighted at 25%.

The Company financial metric is operating return on average common equity and the business unit financial metric is Business Unit performance as compared to the Business Unit's financial plan.

The foregoing description is a summary only and is qualified in its entirety by reference to the 2014 Incentive Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	AXIS Capital Holdings Limited 2014 Executive Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2014

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Richard T. Gieryn, Jr.
General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	AXIS Capital Holdings Limited 2014 Executive Annual Incentive Plan